Exhibit 99.1
NEWS RELEASE
Atmel Reports Second Quarter 2010 Financial Results
Company Revenues Grow 13% Sequentially
Record Microcontroller Revenues Up 31% Sequentially
SAN JOSE, Calif., August 4, 2010 — Atmel® Corporation (Nasdaq: ATML), a leader in microcontroller and touch solutions, today announced financial results for its second quarter ended June 30, 2010.
Revenues in the second quarter of 2010 were $393.4 million, up 13 percent from $348.5 million in the first quarter of 2010 and up 38 percent from $284.5 million in the second quarter of 2009.
Net loss, on a GAAP basis, was $36.4 million or $(0.08) per diluted share in the second quarter of 2010. Included in net loss for the quarter were charges related to the sale of the company’s manufacturing operations in Rousset, France of $107.6 million. The second quarter net loss compares with a GAAP net income of $16.6 million or $0.04 per diluted share in the first quarter of 2010 and a net loss of $12.4 million or $(0.03) per diluted share in the second quarter of 2009.
Non-GAAP net income in the second quarter of 2010 totaled $50.8 million or $0.11 per diluted share, compared with non-GAAP net income of $25.5 million or $0.05 per diluted share in the first quarter of 2010 and non-GAAP net loss of $(0.6) million or $(0.00) per diluted share in the second quarter of 2009.
Gross margin increased to 41 percent in the second quarter of 2010, the highest level achieved since the fourth quarter of 2000, compared to 38 percent in the first quarter of 2010 and 32 percent in the second quarter of 2009. The sequential gross margin improvement was the result of higher business volumes, increased factory utilization levels, and an improved mix as greater than half of all product shipments during the quarter were higher margin microcontroller products.
Atmel Corporation • 2325 Orchard Parkway • San Jose CA 95131 • Phone (408) 441-0311 • Fax (408) 487-2600

“Our transformation to a higher growth and higher margin company is reflected in our increased revenues, improved gross margin, and strong cash flow from operations. We continue to build momentum in the microcontroller and touch businesses with increased design wins, particularly for our maXTouch™ solutions,” said Steve Laub, President and Chief Executive Officer of Atmel. “We are also pleased to have achieved two major strategic milestones during the second quarter with the closing of the sale of our wafer manufacturing operations in Rousset, France, and the execution of a definitive agreement for the sale of our Smart Card business.”
Second quarter 2010 loss from operations of $(78.9) million compared with first quarter income from operations of $14.9 million and a loss from operations of $(17.6) million in the second quarter of 2009. The sale of the manufacturing operations in Rousset resulted in a loss on the sale of assets as well as related restructuring and impairment charges totaling $107.6 million
Stock-based compensation expense was $21.7 million in the second quarter of 2010, compared with $10.0 million in the first quarter of 2010 and $6.4 million in the second quarter of 2009.
Income tax benefit totaled $39.7 million in the second quarter of 2010, compared to an income tax provision of $2.6 million in the first quarter of 2010 and an income tax benefit of $9.7 million in the second quarter of 2009. The income tax benefit for the second quarter of 2010 was the result of discrete tax benefits related to the taxable losses from the Rousset fab transaction and related changes to deferred tax liabilities.
Cash provided from operations totaled approximately $49.2 million in the second quarter of 2010, compared with $70.4 million in the first quarter of 2010 and $1.6 million in the second quarter of 2009. Combined cash balances (cash and cash equivalents plus short-term investments) totaled $552.2 million at the end of the second quarter of 2010, an increase of $31.0 million from the end of the prior quarter, and the company had a record net cash balance (cash balances less the current and long-term debt) of $468.6 million at the end of the second quarter of 2010.
The company’s effective average exchange rate in the second quarter of 2010 was approximately $1.31 to the Euro, compared with $1.42 to the Euro in the first quarter of 2010 and $1.33 to the Euro in the year-ago period. During the second quarter 2010 a $0.01 decrease in the Euro/dollar exchange rate increased operating income by $0.2 million.

Recent Operational and Company Highlights
•	Record microcontroller revenues of $197.6 million, up 31% sequentially

•	Highest gross margin since fourth quarter 2000

•	Completed sale of manufacturing operations in Rousset, France

•	Entered into a definitive agreement to sell the company’s Smart Card (SMS) business based in Rousset, France and East Kilbride, UK

•	Record net cash balance of $468.6 million

•	Announced $200 million stock repurchase program
Recent Product Highlights
•	Announced maXTouch solutions support touchscreens up to 15 inches with general availability in the fourth quarter 2010

•	maXTouch began shipping with Motorola’s DROID X, Samsung’s Galaxy S smartphone and Samsung’s new ‘Touch Control’ remote

•	Shipping 32-Bit AVR UCL3 microcontrollers with up to 90 percent lower static power consumption

•	Announced BitCloud® Profile Suite for development of ZigBee® applications

•	Won Embedded Computing Design editor’s choice product for the SAM9M10 ARM-based microcontroller
Stock Repurchase
Atmel also announced today, in a separate release, that its Board of Directors has authorized up to $200 million for a common stock repurchase program. The program authorizes the purchase of Atmel common stock in the open market, depending upon market conditions and other factors. The program does not have an expiration date and the number of shares repurchased and the timing of repurchases will be based on the level of the company’s cash balances, general business, market conditions, regulatory requirements and other factors, including alternative investment opportunities.
Non-GAAP Metrics
Non-GAAP net income (loss) excludes charges related to restructuring activities, acquisitions, grant repayments, pension charge related to fab sale, (loss) gain on sale of assets, asset impairment charges and stock-based compensation, as well as distributor bad debt recovery, unsolicited M&A expense, the income tax effect of these excluded items and other unusual and non-recurring income tax items. A reconciliation of GAAP results to non-GAAP results is included following the financial statements below.
Conference Call
Atmel will hold a teleconference at 2:00 p.m. PT today to discuss the second quarter 2010 financial results. The conference call will be webcast live and can also be monitored by dialing 1-800-374-0405 or 706-758-4519. The conference ID number is 87360106 and participants are encouraged to initiate their calls at least 10 minutes in advance of the 2:00 p.m. PT start time to ensure a timely connection. The webcast can be accessed at http://www.atmel.com/ir/ and will be archived for 12 months.
A replay of the conference call will be available today at approximately 5:00 p.m. PT and will run for 48 hours. The replay access numbers are 1-800-642-1687 within the U.S. and 1-706-645-9291 for all other locations. The access code is 87360106.
About Atmel
Atmel is a worldwide leader in the design and manufacture of microcontrollers, capacitive touch solutions, advanced logic, mixed-signal, nonvolatile memory and radio frequency (RF) components. Leveraging one of the industry’s broadest intellectual property (IP) technology portfolios, Atmel is able to provide the electronics industry with complete system solutions focused on industrial, consumer, security, communications, computing and automotive markets.
Safe Harbor for Forward-Looking Statements
Information in this release regarding Atmel’s forecasts, business outlook, expectations and beliefs are forward-looking statements that involve risks and uncertainties. These statements include statements about our future operating and financial performance including outlook for 2010 and expectations regarding market share and product revenue growth, statements about the potential sale of the company’s Smart Card business, the common stock repurchase program and Atmel’s strategies. All forward-looking statements included in this release are based upon information available to Atmel as of the date of this release, which may change, and we assume no obligation to update any such forward-looking statements. These statements are not guarantees of future performance and actual results could differ materially from our current expectations. Factors that could cause or contribute to such differences include general economic conditions; risk relating to the closing of the potential sale of Atmel’s Smart Card business , including the risk that required approvals may not be obtained in a timely manner or at all or that other conditions are not satisfied; the inability to realize the anticipated benefits of any potential transaction or series of transactions regarding Atmel’s Smart Card business and related manufacturing assets, if consummated, or of our other recent strategic transactions, restructuring plans and other initiatives in a timely manner or at all; the impact of competitive products and pricing; timely design acceptance by our customers; timely introduction of new products and technologies; ability to ramp new products into volume production; industry wide shifts in supply and demand for semiconductor products; industry and/or company overcapacity; effective and cost efficient utilization of manufacturing capacity; financial stability in foreign markets and the impact of foreign exchange rates; unanticipated costs and expenses or the inability to identify expenses which can be eliminated; the market price of our common stock; compliance with U.S. and international laws and regulations by us and our distributors; unfavorable results of legal proceedings; and other risks detailed from time to time in Atmel’s SEC reports and filings, including our Form 10-K for the year ended December 31, 2009, filed on March 1, 2010, and our subsequent Form 10-Q reports. Atmel assumes no obligation and does not intend to update the forward-looking statements provided, whether as a result of new information, future events or otherwise.

Investor Contact:	Media Contact:
Peter Schuman	Sharon Stern / Averell Withers
Director, Investor Relations	Joele Frank, Wilkinson Brimmer Katcher
(408) 518-8426	(212) 355-4449
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Atmel Corporation
Condensed Consolidated Balance Sheets
(In thousands)
(Unaudited)

	June 30,	December 31,
	2010	2009
Current assets
Cash and cash equivalents	$526,888	$437,509
Short-term investments	25,361	38,631
Accounts receivable, net	213,119	194,099
Inventories	198,373	226,296
Current assets held for sale	8,178	16,139
Prepaids and other current assets	81,492	83,434

Total current assets	1,053,411	996,108
Fixed assets, net	205,807	203,219
Goodwill	52,176	56,408
Intangible assets, net	24,816	29,841
Non-current assets held for sale	8,824	83,260
Other assets	43,575	24,006

Total assets	$1,388,609	$1,392,842

Current liabilities
Current portion of long-term debt	$80,373	$85,462
Trade accounts payable	136,503	105,692
Accrued and other liabilities	216,246	152,572
Current liabilities held for sale	2,712	11,284
Deferred income on shipments to distributors	42,193	44,691

Total current liabilities	478,027	399,701
Long-term debt less current portion	3,315	9,464
Long-term liabilities held for sale	635	4,014
Other long-term liabilities	266,277	215,256

Total liabilities	748,254	628,435

Stockholders’ equity	640,355	764,407

Total liabilities and stockholders’ equity	$1,388,609	$1,392,842

Atmel Corporation
Condensed Consolidated Statements of Operations
(In thousands, except per share data)
(Unaudited)

	Three Months Ended			Six Months Ended
	June 30,	March 31,	June 30,	June 30,	June 30,
	2010	2010	2009	2010	2009

Net revenues	$393,361	$348,549	$284,542	$741,910	$556,035

Operating expenses
Cost of revenues	233,715	214,775	192,718	448,490	368,806
Research and development	62,343	58,044	52,186	120,387	104,743
Selling, general and administrative	67,187	61,481	50,882	128,668	105,800
Acquisition-related charges (credits)	1,167	(1,901)	3,642	(734)	9,141
Charges for grant repayments	246	265	249	511	1,014
Restructuring charges	1,614	969	2,470	2,583	4,822
Asset impairment charges	11,922	—	—	11,922	—
Loss (gain) on sale of assets	94,052	—	—	94,052	(164)

Total operating expenses	472,246	333,633	302,147	805,879	594,162

(Loss) income from operations	(78,885)	14,916	(17,605)	(63,969)	(38,127)

Interest and other income (expense), net	2,784	4,342	(4,539)	7,126	(8,084)

(Loss) income before income taxes	(76,101)	19,258	(22,144)	(56,843)	(46,211)
Benefit from (provision for) income taxes	39,658	(2,643)	9,737	37,015	37,430

Net (loss) income	$(36,443)	$16,615	$(12,407)	$(19,828)	$(8,781)

Basic net (loss) income per share:
Net (loss) income	$(0.08)	$0.04	$(0.03)	$(0.04)	$(0.02)

Weighted-average shares used in basic (loss) income per share calculations	460,249	456,797	450,891	458,508	450,291

Diluted net (loss) income per share:
Net (loss) income	$(0.08)	$0.04	$(0.03)	$(0.04)	$(0.02)

Weighted-average shares used in diluted net (loss) income per share calculations	460,249	462,384	450,891	458,508	450,291

Atmel Corporation
Reconciliation of GAAP Net (Loss) Income to Non-GAAP Net Income (Loss)
(In thousands, except per share data)
(Unaudited)

	Three Months Ended			Six Months Ended
	June 30,	March 31,	June 30,	June 30,	June 30,
	2010	2010	2009	2010	2009

GAAP net (loss) income	$(36,443)	$16,615	$(12,407)	$(19,828)	$(8,781)

Special items:

Stock-based compensation expense	21,650	9,972	6,412	31,622	11,794
Acquisition-related charges (credits)	1,167	(1,901)	3,642	(734)	9,141
Charges for grant repayments	246	265	249	511	1,014
Restructuring charges	1,614	969	2,470	2,583	4,822
Asset impairment charges	11,922	—	—	11,922	—
Loss (gain) on sale of assets	94,052	—	—	94,052	(164)
Pension charge related to fab sale	907	—	—	907	—
Distributor bad debt recovery	—	—	(1,200)	—	(3,200)
Unsolicited M&A expense	—	—	—	—	4,934
Income tax effect of non-GAAP items	(64,857)	(435)	221	(65,292)	(101)
Deferred tax adjustment	20,550	—	—	20,550	—

Total special items	87,251	8,870	11,794	96,121	28,240

Non-GAAP net income (loss)	$50,808	$25,485	$(613)	$76,293	$19,459

Diluted non-GAAP net income (loss) per share:
Non-GAAP net income (loss)	$0.11	$0.05	$(0.00)	$0.16	$0.04

Non-GAAP weighted-average shares used in diluted non-GAAP net income (loss) per share calculations	477,754	474,512	450,891	482,888	467,851

	Three Months Ended			Six Months Ended
	June 30,	March 31,	June 30,	June 30,	June 30,
	2010	2010	2009	2010	2009
Reconciliation of GAAP to non-GAAP shares used in diluted net income (loss) per share calculations:
Diluted weighted-average shares used in per share calculations — GAAP	460,249	462,384	450,891	458,508	450,291
Adjusted dilutive stock awards — non-GAAP	17,505	12,128	—	24,380	17,560

Diluted weighted-average shares used in per share calculations — non-GAAP	477,754	474,512	450,891	482,888	467,851

Notes to Non-GAAP Financial Measures
To supplement its consolidated financial results presented in accordance with GAAP, Atmel uses non-GAAP financial measures, including non-GAAP net income (loss) and non-GAAP net income (loss) per diluted share, which are adjusted from the most directly comparable GAAP financial measures to exclude certain items, as shown above and described below. Management believes that these non-GAAP financial measures reflect an additional and useful way of viewing aspects of Atmel’s operations that, when viewed in conjunction with Atmel’s GAAP results, provide a more comprehensive understanding of the various factors and trends affecting Atmel’s business and operations.
Atmel uses each of these non-GAAP financial measures for internal purposes and believes that these non-GAAP measures provide meaningful supplemental information regarding operational and financial performance. Management uses these non-GAAP measures for strategic and business decision making, internal budgeting, forecasting and resource allocation processes.
Atmel believes that providing these non-GAAP financial measures, in addition to the GAAP financial results, is useful to investors because the non-GAAP financial measures allow investors to see Atmel’s results “through the eyes” of management as these non-GAAP financial measures reflect Atmel’s internal measurement processes. Management believes that these non-GAAP financial measures enable investors to better assess changes in each key element of Atmel’s operating results across different reporting periods on a consistent basis. Thus, management believes that each of these non-GAAP financial measures provides investors with another method for assessing Atmel’s operating results in a manner that is focused on the performance of its ongoing operations. In addition, these non-GAAP financial measures facilitate comparisons to Atmel’s historical operating results and to competitors’ operating results.
There are limitations in using non-GAAP financial measures because they are not prepared in accordance with GAAP and may be different from non-GAAP financial measures used by other companies. In addition, non-GAAP financial measures may be limited in value because they exclude certain items that may have a material impact upon Atmel’s reported financial results. Management compensates for these limitations by providing investors with reconciliations of the non-GAAP financial measures to the most directly comparable GAAP financial measures. The presentation of non-GAAP financial information is not meant to be considered in isolation or as a substitute for or superior to the most directly comparable GAAP financial measures. The non-GAAP financial measures supplement, and should be viewed in conjunction with, GAAP financial measures. Investors should review the reconciliations of the non-GAAP financial measures to their most directly comparable GAAP financial measures as provided in above.
As presented in the “Reconciliation of GAAP Net (Loss) Income to Non-GAAP Net Income (Loss)” tables above, each of the non-GAAP financial measures excludes one or more of the following items:

•	Stock-based compensation expense.
Stock-based compensation expense relates primarily to equity awards such as stock options and restricted stock units. Stock-based compensation is a non-cash expense that varies in amount from period to period and is dependent on market forces that are often beyond Atmel’s control. As a result, management excludes this item from Atmel’s internal operating forecasts and models. Management believes that non-GAAP measures adjusted for stock-based compensation provide investors with a basis to measure Atmel’s core performance against the performance of other companies without the variability created by stock-based compensation as a result of the variety of equity awards used by other companies and the varying methodologies and assumptions used.
•	Acquisition-related charges (credits).
Acquisition-related charges (credits) include: (1) amortization of intangibles, which include acquired intangibles such as customer relationships, backlog, core developed technology, trade name and non-compete agreement and (2) contingent compensation expense, which include compensation resulting from the employment retention of certain key employees established in accordance with the terms of the acquisitions. In most cases, these acquisition-related charges are not factored into management’s evaluation of potential acquisitions or Atmel’s performance after completion of acquisitions, because they are not related to Atmel’s core operating performance. In addition, the frequency and amount of such charges can vary significantly based on the size and timing of acquisitions and the maturities of the businesses being acquired. Excluding acquisition-related charges from non-GAAP measures provides investors with a basis to compare Atmel against the performance of other companies without the variability caused by purchase accounting.
•	Charges for grant repayments.
Grant repayments primarily relate to contractual obligations to repay incentive amounts received from various government entities recorded in prior periods (including interest) as a result of restructuring activity. Atmel excludes these amounts from non-GAAP financial measures primarily because these costs are not incurred on an on-going basis, consistent with restructuring charges and other non-recurring types of charges included in the condensed consolidated statements of operations.
•	Restructuring charges.
Restructuring charges primarily relate to expenses necessary to make infrastructure-related changes to Atmel’s operating costs. Restructuring charges are excluded from non-GAAP financial measures because they are not considered core operating activities and such costs have not historically occurred in each year. Although Atmel has engaged in various restructuring activities in the past, each has been a discrete event based on a unique set of business objectives. Management believes that it is appropriate to exclude restructuring charges from Atmel’s non-GAAP financial measures, as it enhances the ability of investors to compare Atmel’s period-over-period operating results from continuing operations.

•	Asset impairment charges.
Atmel records an impairment charge, when certain criteria are met, for the difference between the fair value and the carrying value of the assets. Management believes that is it is appropriate to exclude these non-cash charges from Atmel’s non-GAAP financial measures, as it enhances the ability of investors to compare Atmel’s period-over-period operating results from continuing operations.
•	Loss (gain) on sale of assets.
Atmel recognizes losses (gains) resulting from the sale of certain non-strategic business assets that no longer align with Atmel’s long-term operating plan. Atmel excludes these items from its non-GAAP financial measures primarily because these gains are one-time in nature and generally not reflective of the ongoing operating performance of Atmel’s business and can distort the period-over-period comparison.
•	Pension charge related to fab sale
Pension charge related to the release of related accumulated other comprehensive loss as a result of Atmel’s sale of its manufacturing operations in Rousset, France and the transfer of employees to the fab buyer. Management believes that it is appropriate to exclude this adjustment from Atmel’s non-GAAP financial measures, as it enhances the ability of investors to compare Atmel’s period-over-period operating results from continuing operations.
•	Distributor bad debt recovery.
Distributor bad debt recovery related to a reserve and subsequent partial collection for receivables from an Asian distributor whose business was extraordinarily impacted following their addition to the US government’s Entity List which prohibits the company from shipping products to the distributor. Management believes that it is appropriate to exclude this recovery from Atmel’s non-GAAP financial measures, as it enhances the ability of investors to compare Atmel’s period-over-period operating results from continuing operations.
•	Unsolicited M&A expense.
The company incurred certain expenses to advise the company concerning the take-over bid from Microchip Technology, Inc. Management believes that it is appropriate to exclude these expenses from Atmel’s non-GAAP financial measures, as it enhances the ability of investors to compare Atmel’s period-over-period operating results from continuing operations.
•	Income tax effect of non-GAAP items.
Atmel adjusts for the income tax effect resulting from the non-GAAP adjustments as described above.

•	Income tax effect of deferred tax valuation allowance provision and reversal.
Atmel adjusts for the income tax effect of deferred tax valuation allowance provision or reversal. Management believes that it is appropriate to exclude deferred tax valuation allowance provision or reversal amounts from Atmel’s non-GAAP financial measures, as it enhances the ability of investors to compare Atmel’s period-over-period operating results from continuing operations.